SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  June 5, 2007 (June 5, 2007)

AMC ENTERTAINMENT INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-8747	43-1304369
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

920 Main Street
Kansas City, Missouri		64105
(Address of principal executive offices)		Zip Code

Registrant’s telephone number, including area code
(816) 221-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 7.01             Regulation FD Disclosure

On June 5, 2007, Marquee Holdings Inc. (“Marquee”) the direct parent of AMC Entertainment Inc. (“AMCE”), announced that it intends, subject to certain conditions, for a newly formed holding company that will become the sole parent of Marquee (“Holdco”) to enter into a five-year $400.0 million aggregate principal amount senior unsecured term loan facility.  Affiliates of JPMorgan Chase Bank, N.A. will be the initial lender and administrative agent under this facility, and J.P. Morgan Securities Inc. will serve as a lead arranger and bookrunning manager for this facility.  It is intended that the net proceeds from this facility will be used to pay a dividend to Marquee’s current stockholders.  Neither Marquee, AMCE nor any of its subsidiaries will be a party to the facility.

Marquee also announced today a solicitation of consents (the “Consent Solicitation”) to a proposed amendment (the “Amendment”) to the indenture (the “Indenture”) governing its 12% Senior Discount Notes due 2014 (CUSIP No. 57143VAC3) (the “Notes”), on the terms and subject to the conditions set forth in the Consent Solicitation Statement dated June 5, 2007 and the accompanying Letter of Consent.  The Amendment would revise the restricted payments covenant to permit Marquee to make restricted payments in an aggregate amount of $275.0 million prior to making an election to pay cash interest on the Notes.  The Amendment will also contain a covenant by Marquee to make an election on August 15, 2007, the next semi-annual accretion date under the Indenture, to pay cash interest on the Notes.  As a result, Marquee would be required to make its first cash interest payment on the Notes on February 15, 2008.  Regardless of whether Marquee completes the Consent Solicitation, the new term loan facility described above will require Marquee to make this election on August 15, 2007.

If the Amendment is approved, Marquee intends to use cash on hand at AMCE to make a dividend to its stockholders in an aggregate amount of up to $275.0 million.  Marquee also has the option to instead fund such dividend by electing for Holdco to enter into an additional 364-day $275.0 million aggregate principal amount senior unsecured term loan facility.

A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

AMCE is disclosing under Item 7.01 of this Current Report on Form 8-K the information included as Exhibit 99.2, which information is incorporated by reference herein.  The information, which has not been previously reported, consists of the Consent Solicitation Statement that is being disseminated in connection with the solicitation of consents described above.  AMCE is furnishing the information in this Current Report on Form 8-K and in Exhibits 99.1 and 99.2 to comply with Regulation FD.  Such information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of AMCE’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01               Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release issued by Marquee Holdings Inc. on June 5, 2007
99.2	Consent Solicitation Statement dated June 5, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 5, 2007	AMC ENTERTAINMENT INC.

	By:	/s/ CRAIG R. RAMSEY
	Name:	Craig R. Ramsey
	Title:	Executive Vice President and Chief
Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release issued by Marquee Holdings Inc. on June 5, 2007
99.2	Consent Solicitation Statement dated June 5, 2007